HealthEquity Announces Record Year-End HSA Sales Outlook
Presentation at J.P. Morgan Healthcare Conference

Draper, Utah – (GLOBE NEWSWIRE) – January 13, 2025 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (“HSA") custodian, today announced estimates of HSAs, HSA Assets and Total Accounts for its fiscal year ending January 31, 2025, reflecting a strong sales year with record New HSAs from Sales and strong custodial HSA Asset growth.
-Estimated HSAs to be approximately 9.8 million by January 31, 2025, up from 8.7 million a year earlier.
-Estimated HSA Assets to be approximately $31 billion, up from $25.2 billion at the end of fiscal year 2024, with approximately $17 billion of HSA Cash. Invested balances included in the estimated assets are subject to market fluctuation.
-Estimated Total Accounts to be approximately 17 million compared to 15.7 million at the end of fiscal year 2024.
Commenting on the estimates, Scott Cutler, President and CEO said, “I am excited to be part of Team Purple, who together with an integrated network of over 200 Network Partners that include health and retirement plan partners, brokers and benefit advisors, delivered strong new logo growth and, nearly 1 million New HSAs from Sales. Combined with strong HSA Asset growth, and Total Account growth, we are well positioned for continued growth in FY26 and beyond.”
HealthEquity will discuss these results and estimates during a presentation by Scott Cutler, President and CEO, Steve Neeleman, Vice Chair and Founder and James Lucania, EVP and CFO, at the 43rd Annual J.P. Morgan Healthcare Conference on Wednesday, January 15, 2025, at 8:15 am Pacific Time in the Elizabethan Room of the St. Francis Hotel.
An audio webcast of the presentation along with a copy of the presentation slides will be available and archived on HealthEquity’s investor relations website at http://ir.healthequity.com.

About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 16 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our vision of saving and improving the lives of healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our New HSAs from Sales, HSA Assets, Total Accounts, industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,”

“will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•risks relating to our recent CEO transition;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2024 and October 31, 2024, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1000
rputnam@healthequity.com